UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
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Soliciting Material Pursuant to § 240.14a-12

CUMULUS MEDIA INC.
(Name of Registrant as Specified in Its Charter)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CUMULUS MEDIA INC.
Annual Meeting of Stockholders May 2, 2024
Notice of Meeting and Proxy Statement

780 Johnson Ferry Road, N.E.
Suite 500
Atlanta, Georgia 30342
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 2, 2024
To the Stockholders of Cumulus Media Inc.:
The 2024 Annual Meeting of Stockholders of Cumulus Media Inc., a Delaware corporation (“Cumulus Media,” “we” or the “Company”), will be held virtually via the Internet at https://www.cstproxy.com/cumulusmedia/2024, on May 2, 2024, at 12:00 p.m., Eastern Time, for the following purposes:
(1)
to elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)
to approve, on an advisory basis, the compensation paid to the Company’s named executive officers;

(3)
to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024; and

(4)
to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Company has decided to once again hold the 2024 Annual Meeting of Stockholders virtually via the Internet. Details on how to participate are included in the proxy statement, which accompanies this letter.
Only holders of record of shares of the Company’s Class A common stock at the close of business on March 15, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. Guests will not be able to attend the virtual annual meeting.
Beneficial owners as of the Record Date must register in advance to attend and vote at the annual meeting. To register you must obtain a legally valid proxy from your broker, bank or other nominee and present it to our transfer agent, Continental Stock Transfer and Trust Company (“Continental”). Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to Continental at proxy@continentalstock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email or included in your mailing). Requests for registration must be received by Continental no later than 5:00 p.m., Eastern Time, on April 30, 2024. You will then receive a confirmation of your registration, with a control number, by email from Continental.
Holders of a majority of the outstanding voting power represented by the shares of the Company’s Class A common stock must be present virtually or by proxy in order for the meeting to be held. Our Board of Directors recommends that you vote FOR each of the director nominees, FOR the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024. We urge you to date, sign and return the accompanying proxy card in the enclosed envelope or vote your shares by telephone or via the Internet, as soon as possible, whether or not you expect to attend the annual meeting virtually. If you attend the annual meeting and wish to vote your shares virtually, you may do so by validly revoking your proxy at any time prior to the vote.

This notice, the proxy statement and the accompanying proxy card are being distributed to stockholders and made available on the Internet commencing on or about March 29, 2024.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 2, 2024.
The proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at https://www.cstproxy.com/cumulusmedia/2024.
Mary G. Berner
President and Chief Executive Officer
March 29, 2024

i

INFORMATION REGARDING THE ANNUAL MEETING
Proxy Statement; Date, Time and Place of Annual Meeting
We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at our 2024 Annual Meeting of Stockholders (the “annual meeting”) to be held on May 2, 2024, at 12:00 p.m., Eastern Time, virtually via the Internet at https://www.cstproxy.com/cumulusmedia/2024, or at any adjournment or postponement of that meeting. The Company has decided to hold the annual meeting virtually via the Internet. At the annual meeting, stockholders will be asked to consider and vote on the items of business listed and described in this proxy statement. This proxy statement and the accompanying proxy card are first being distributed to our stockholders and made available on the Internet on or about March 29, 2024.
Record Date; Quorum; Outstanding Common Stock Entitled to Vote
All holders of record of our Class A common stock as of the close of business on March 15, 2024 (the “Record Date”), are entitled to receive notice of, and to vote at, the annual meeting. As a result of their limited voting rights, holders of our Class B common stock will not be entitled to receive notice of, and to vote at, the annual meeting. We will make available, during ordinary business hours at our offices at 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342, a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the annual meeting during the ten days preceding the annual meeting. To access the stockholder list during this time, please send your request, and proof of ownership, by email to IR@cumulus.com.
If your shares are held in “street name” through a bank, broker or other nominee, you must obtain a proxy card from your bank, broker or other nominee in order to be able to vote your shares at the annual meeting. As of the Record Date, there were 16,527,840 shares of our Class A common stock outstanding. Each share of Class A common stock outstanding is entitled to one vote for each of the seven director nominees and one vote on each other matter to be acted on at the annual meeting. The presence, virtually or by proxy, of holders of a majority of the voting power represented by our outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the annual meeting.
Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a bank, broker or other nominee) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner. Banks, brokers or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors or the approval, on an advisory basis, of the compensation paid to our named executive officers, which is sometimes referred to as the “advisory vote on executive compensation” or the “say-on-pay” vote, but may (but are not required to) vote their clients’ shares on the proposal to ratify the appointment of our independent registered public accounting firm.
If a quorum is not present at the scheduled time of the annual meeting, the chairman of the meeting may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 30 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the annual meeting.
Participation in the Annual Meeting; Questions at the Meeting
To participate, visit https://www.cstproxy.com/cumulusmedia/2024, and log in with the control number included in your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance. To register, you must obtain a legally valid proxy from your broker, bank or other nominee and present it to our transfer agent, Continental. Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to Continental at proxy@continentalstock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email or included in your mailing). Requests for registration must be received by Continental no later than 5:00 p.m., Eastern Time, on April 30, 2024. You will then receive a confirmation of your registration, with a control number, by email from Continental.
You may log into the annual meeting platform beginning at 11:45 a.m., Eastern Time, on May 2, 2024. The annual meeting will begin promptly at 12:00 p.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time.
We have designed the format of the annual meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. After the business portion of the annual meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Rules of Conduct of the annual meeting. On the day of and during the annual meeting, you can view our Rules of Conduct of the annual meeting and submit any questions by accessing visit https://www.cstproxy.com/cumulusmedia/2024.
Voting Rights; Vote Required for Approval
Each share of Class A common stock outstanding is entitled to one vote for each of the seven director nominees and one vote on each other matter to be acted on at the annual meeting. As a result of their limited voting rights, shares of Class B common stock will not be entitled to vote at the annual meeting. Cumulative voting for director nominees is not allowed.
The affirmative vote of (i) a plurality of the votes represented at the annual meeting and entitled to be cast is required to elect each director nominee, and (ii) a majority of the votes represented at the annual meeting and entitled to be cast is required, (A) to approve, on an advisory basis, the Company’s executive compensation, and (B) to ratify the appointment of our independent registered public accounting firm for 2024. Votes withheld from the election of directors will have no effect on the election of those nominees, and abstentions with respect to the approval, on an advisory basis, of the Company’s executive compensation and the ratification of the appointment of our independent registered public accounting firm for 2024 will have the same effect as a vote against such director or such proposal, but broker non-votes will not be considered to be votes entitled to be cast and will have no effect on the outcome of the vote on the election of directors or the approval, on an advisory basis, of the Company’s executive compensation.
Voting and Revocation of Proxies
A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card or a form of proxy. A proxy card for you to use in voting at the annual meeting accompanies this proxy statement. You may also vote by telephone or by the Internet as follows:
•
by telephone: call toll free 1 (866) 894-0536 using a touch-tone telephone and follow the instructions provided by the recorded message; or

•
by the Internet: visit https://www.cstproxy.com/cumulusmedia/2024 and follow the steps outlined on the secure website.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions for voting on the form provided by your bank, broker or other nominee. You may submit voting instructions by telephone or through the Internet or, if you received your proxy materials by mail, you may complete and mail a proxy card to your bank, broker or other nominee. If you provide specific voting instructions by telephone, through the Internet or by mail, your bank, broker or other nominee will vote your shares as you have directed.
All properly executed proxies that are received prior to, or at, the annual meeting and not revoked (and all shares properly voted by telephone or the Internet) will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR each of the director nominees, FOR the advisory approval of executive compensation, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
If you have given a proxy or voted by telephone or the Internet pursuant to this solicitation, you may nonetheless revoke that proxy or vote by attending the annual meeting and voting in person. In addition, you may revoke any proxy you give before the annual meeting by voting by telephone or the Internet at a later date (in which case only the last vote will be counted) prior to 1:00 a.m. Eastern Time on May 1, 2024, by delivering a written statement revoking the proxy or vote or by delivering a duly executed proxy bearing a later date to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342, so that it is received prior to the annual meeting, or by voting at the annual meeting itself prior to the closing of the polls. If you have executed and delivered a proxy to us or voted by telephone or the Internet, your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy.
Solicitation of Proxies and Householding
We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. We have also retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee of $7,500 plus reimbursement of out-of-pocket expenses. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of Class A common stock they hold as of the Record Date. Your cooperation in promptly submitting your vote by proxy will help to avoid additional expense.
From time to time, we, and if you hold your shares in street name, your bank, broker or other nominee, may participate in the practice of “householding” proxy soliciting material. This means that if you reside in the same household as other stockholders of record or beneficial owners of our common stock, you may not receive your own copy of our proxy materials, even though each stockholder receives his or her own proxy card. If your household received one set of proxy materials and you are a stockholder of record who would like to receive additional copies of our proxy materials, you may request a duplicate set by contacting our Corporate Secretary at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342 or at the following telephone number: (404) 949-0700. If you share an address with other stockholders of record and your household received multiple sets of proxy materials, and you would like for your household to receive a single copy of our proxy materials, you may make such a request by contacting our Corporate Secretary at our principal executive offices listed above. If you hold your shares in street name, please contact your bank, broker or other nominee directly to request a duplicate set of proxy materials or to reduce the number of copies of our proxy materials that are sent to your household.
Other Matters
Except for the votes on the proposals described in this proxy statement, no other matter is expected to come before the annual meeting. If any other business properly comes before the annual meeting, the persons named as proxies will vote in their discretion to the extent permitted by law.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), members of the Board of Directors are elected or appointed to a term which expires at the next successive annual meeting of stockholders and when their successors are duly elected and qualified. Our Board consists of seven members. Each of the director nominees was elected by our stockholders at our 2023 annual meeting of stockholders.
The director nominees have all been nominated for election by our Board of Directors, upon the recommendation of the Nominating and Governance Committee of the Board. If elected, each of the director nominees will serve until the 2025 annual meeting of stockholders or until each is succeeded by another qualified director who has been duly elected or appointed. Our Board of Directors has no reason to believe that any of the individuals nominated will be unable or unwilling to serve as directors. If for any reason any of these individuals becomes unable or unwilling to serve before the annual meeting, it is expected that the persons named as proxies will vote for the election of such other persons as our Board of Directors may recommend.
Certain highlights of our Board director nominee composition include the following:
*Other than Ms. Farrington, each of the director nominees was originally appointed to the Board of Directors in connection with our plan of reorganization, which became effective on our emergence from our Chapter 11 bankruptcy proceedings on June 4, 2018 (the “Emergence”), and was then reelected by our stockholders at subsequent annual meetings. References to the Company in this proxy statement include its predecessor company for all periods prior to Emergence.

Director-Nominee Skills and Expertise
The following matrix summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. No individual experience, qualification, or attribute is solely dispositive of becoming a member of our Board.
	Berner	Blank	Castro	Farrington	Gillman	Hobson	Kushner
Knowledge, Skills and Experience
Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓
Senior Management Experience	✓	✓	✓	✓	✓	✓	✓
Leadership	✓	✓	✓	✓	✓	✓	✓
Financial	✓	✓	✓	✓	✓	✓	✓
Media/Broadcast	✓	✓	✓	✓	✓	✓	✓
Digital/Technology	✓	✓		✓	✓	✓	✓
Accounting				✓		✓	✓
Human Capital	✓	✓		✓	✓
ESG	✓	✓	✓	✓	✓	✓	✓
Board Tenure
Years of Service	9	6	6	2	6	6	6
Age	64	73	69	73	60	62	65
Director Biographies
Below is detailed information about each of our director nominees, including their principal occupation, business experience, the Board of Directors’ assessment of their individual qualifications to serve as a director as well as other matters. For certain additional information regarding the director nominees, see the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Information About the Board of Directors” in this proxy statement.
Director since: 2015 Age: 64
Mary G. Berner
Ms. Berner has served as Chief Executive Officer since October 2015 and on the Cumulus Board of Directors since May 2015. She was also appointed as our President in March 2016. Under her leadership, the Company has transformed into a multi-platform audio-first media company, reduced total debt by approximately $624 million (~48%) since June 2018, and launched multiple profitable digital businesses which collectively generate over $146 million of revenue. She also successfully led the Company through a global pandemic and established a strong corporate culture that focuses on employee engagement, fulfillment, and inclusion.
Prior to being appointed as Chief Executive Officer in October 2015, Ms. Berner served as President and Chief Executive Officer of MPA-The Association of Magazine Media, which is the industry association for multi-platform magazine media companies, since September 2012. From 2007 to 2011, she served as Chief Executive Officer of Reader’s Digest Association, a global media and direct marketing company, and a member of the board. Before that, from November 1999 until January 2006, she led Fairchild Publications,

Inc., first as President and Chief Executive Officer and then as President of Fairchild and as an officer of Condé Nast. She has also held leadership roles at Glamour, TV Guide, W, Women’s Wear Daily, Every Day with Rachael Ray, and Allrecipes.com. Ms. Berner serves on numerous industry and not-for-profit boards. Ms. Berner received her Bachelor of Arts degree in History from the College of the Holy Cross (Massachusetts).
Ms. Berner, who has gained significant operational and strategic knowledge of our Company as President and Chief Executive Officer, has over 30 years of senior executive experience in the media and advertising industry allowing her to add significant strategic perspective to the Board. In addition, her track record of driving growth in the companies she has led, as well as her expertise managing businesses in transition and in highly competitive environments, are important as we position ourselves for future growth and success.

Director since: 2018 Age: 73
Matthew C. Blank
Mr. Blank currently serves as a Senior Advisor at The Raine Group. Mr. Blank recently served as Interim CEO of AMC Networks Inc. (NASDAQ: AMCX) from September 2021 to September 2022. He previously served from January 1, 2018 to December 31, 2018, as an advisor to Showtime Networks Inc. (“Showtime”), a subsidiary of CBS Corporation (NYSE: CBS). Prior to that, in 2016 and 2017 he served as Chairman of Showtime, and from 1995 through 2015 he served as Chief Executive Officer of Showtime. From 1993-1995 he was President and Chief Operating Officer of Showtime and from 1988-1992 he served as Executive Vice President of Marketing, Creative Services, and Public Affairs.
Prior to his service at Showtime, Mr. Blank served for over 12 years in various roles at Home Box Office, Inc. (“HBO”), a premium television network, leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank served on the board of directors of Geeknet, Inc. from 2010 to 2015. Mr. Blank served on the board of the National Cable Television Association from 1994-2017 and was a member of the board of directors of Madison Square Garden Entertainment Corp. from April 2020 to September 2021 and Madison Square Garden Sports Corp. from December 2019 to April 2020 (NYSE: MSG). Mr. Blank currently serves as a director of CuriosityStream Inc. (NASDAQ: CURI) and AMC Networks Inc. (NASDAQ: AMCX). He also currently serves as a trustee of The Harlem Children’s Zone, The Manhattan Theater Club, and The Creative Coalition.
Mr. Blank has extensive corporate management experience in the media industry, as evidenced by his senior management positions at AMC Networks, Showtime, and HBO, which will allow him to offer management and operational insight to the Board. In addition, this history and experience contributes to the Board through significant insight into a number of functional areas critical to Cumulus and allows him to bring a unique perspective to his service on the Compensation and Nominating and Governance Committees.

Director since: 2018 Age: 69
Thomas H. Castro
Mr. Castro has served as the President and Chief Executive Officer of El Dorado Capital, LLC, a private equity investment firm, since December 2008. Previously, he was the co-founder and Chief Executive Officer of Border Media Partners, LLC, a radio broadcasting company that primarily targets Hispanic listeners in Texas, from 2002 to 2007 and its Vice Chairman through 2008. Prior to that, Mr. Castro owned and operated other radio stations and founded a company that exported oil field equipment to Mexico. Mr. Castro served on the board of directors of Time Warner Cable, Inc. (“Time Warner”) from 2006 to 2016, where he served on its audit committee. Mr. Castro also previously served on the board of directors of Nielsen Holdings plc (NYSE: NLSN), where he served on its audit committee. Mr. Castro also serves as chairman of the board of directors of the Texas Charter Schools Association and is a board member of the National Board of Teach for America and a trustee of Spellman College.
Mr. Castro has significant operating and financial experience as well as an in-depth understanding of the Company’s industry which allows him to bring a valuable perspective to the Board and his significant financial experience makes him particularly suited to serve on the Audit Committee. In addition, through his entrepreneurial experience and community work, Mr. Castro brings an important and unique perspective to the Board.

Director since: 2022 Age: 73
Deborah A. Farrington
Ms. Farrington is a co-founder and President of StarVest Management, Inc., the management company for StarVest Partners, L.P., and since 1999 has been a general partner of StarVest Partners, L.P., a venture capital fund that invests primarily in technology enabled business services and emerging software companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm. Also, during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. in Hong Kong, Tokyo and New York, and the Chase Manhattan Bank. In addition, Ms. Farrington currently serves on the board of directors of Ceridian HCM Holdings, Inc. (NYSE: CDAY). She previously served as lead director of NetSuite (NYSE: N) prior to its acquisition by Oracle in 2016, and as a director of Collectors Universe, Inc. (NASDAQ: CLCT); NCR, Inc. (NYSE: NCR); and RedBall Acquisition Corp. (NYSE: RBAC).
Ms. Farrington brings extensive financial and corporate management experience to our Board of Directors and her significant financial expertise makes her particularly suited to serve on the Audit Committee. Ms. Farrington has also served as a member of the board of directors of a number of public and private companies and has chaired all major board committees. She therefore brings significant experience in board governance and oversight, as well as a valuable perspective to the Board of Directors.

Director since: 2018 Age: 60
Joan Hogan Gillman
Ms. Gillman served as Executive Vice President of Time Warner, a media, telecom and cable company, and Chief Operating Officer of its Time Warner Cable Media division ($1.1b in revenue), for which she maintained financial and operating responsibility, from September 2006 to June 2016. Prior to her service at Time Warner Cable, Ms. Gillman served in senior executive roles at OpenTV Corporation, a digital television software company; British Interactive Broadcasting Holdings Limited, the pioneering digital TV and interactive services in the U.K; Physicians’ Online Inc., the first Internet Service Provider dedicated to physicians, and served ten years as a staff member to a United States Senator. Ms. Gillman currently serves on the board of directors of Airgain, Inc. (NASDAQ: AIRG) and InterDigital, Inc. (NASDAQ: ICC), having previously served on the board of directors of Centrica PLC (CNA: LN) and BAI Communications. Ms. Gillman is the managing member of the David T. Langrock Foundation and serves on the board of directors of the Jesuit Volunteer Group (JVC) and Staples Tuition Grants. She previously served as chair of the Board of JVC and vice chair of The College of the Holy Cross.
Ms. Gillman has substantial corporate governance, management & operational experience as well as expertise in the digital, media, telecom and tech industries which allow her to provide an in-depth understanding of the opportunities, risks & challenges associated with our business, including providing valuable guidance and leadership on the Compensation and Nominating and Governance Committees.

Director since: 2018 Age: 62
Andrew W. Hobson
Mr. Hobson has served as a Partner and the Chief Financial Officer of Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc., a media company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson also currently serves on the board of directors of Clear Channel Outdoor Holdings, Inc. (NYSE: CCO).
Mr. Hobson has significant financial and corporate management experience, including with respect to the media industry. His experience in critical financial analysis and strategic planning brings essential skills and a unique perspective to the Board.

Director since: 2018 Age: 65
Brian G. Kushner
Dr. Kushner has, since 2009, served as a Senior Managing Director at FTI Consulting, Inc. (NYSE: FCN) (“FTI”), a global business advisory firm, where he serves as the leader of the Private Capital Advisory Services practice and as the co-leader of the Technology practice, the Aerospace, Defense and Government Contracting practice and the Activism and M&A Solutions practice. Prior to joining FTI, Dr. Kushner was the co-founder of CXO, L.L.C., a boutique interim and turnaround management consulting firm that was acquired by FTI at the end of 2008. Dr. Kushner has served as the Chief Executive Officer (“CEO”) or interim CEO of over a dozen companies, including as the Acting Chair, President and CEO of Sage Telecom, a telecommunications company; as Managing Member and CEO of DLN Holdings, a defense contractor; and, before Sage, as President and CEO of Pacific Crossing Limited, a trans-Pacific telecommunications company. Dr. Kushner periodically served as Chief Restructuring Officer (or in an analogous position) of companies which elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including, among others, Relativity Media LLC in 2015. Dr. Kushner currently serves on the board of directors of Resideo Technologies, Inc. (NYSE: REZI) and Gibson Brands, Inc. He has previously served on the board of directors of Thryv, Inc. (NASDAQ: THRY), Mudrick Capital Acquisition Corporation (NASDAQ: HYMC), Mudrick Capital Acquisition Corporation II (NASDAQ: MUDS), DevelopOnBox Holding, LLC d/b/a Zodiac Systems, Luxfer Holdings PLC (NYSE: LXFR), Pacific Crossing Limited, Damovo Group, Everyware Global, Inc. (now The Oneida Group), DLN Holdings, LLC and Caribbean Asset Holdings LLC.
Dr. Kushner brings extensive financial and corporate management experience to our Board of Directors, as evidenced by the variety of CEO and other senior management positions he has held throughout his career. Dr. Kushner has also served as a member of the board of directors of over a dozen public and private companies, which allows him to leverage his experience for the further benefit of the Company. In addition, Dr. Kushner’s significant financial experience brings essential skills and a unique perspective to his services on the Audit Committee.

Recommendation of the Board of Directors
Your Board of Directors recommends a vote FOR each of the director nominees.

NASDAQ DIVERSITY MATRIX FOR THE BOARD OF DIRECTORS
The following matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. The Board of Directors and the Nominating and Governance Committee believe that having a Board diverse in experience and expertise enables the Board of Directors, as a body, to have the broad range of requisite expertise and experience to guide the Company and management and to fulfill its role of oversight and stewardship.
Board Size:
Total Number of Directors	7				57% of our Directors are Female or from Ethnically Diverse Backgrounds
Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	4	3	0	0
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latin	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Undisclosed	0
INFORMATION ABOUT THE BOARD OF DIRECTORS
The Board of Directors is elected by our stockholders to oversee our business and affairs and to assure that the long-term interests of our stockholders are being served. Our business is conducted by our employees, managers and officers under the direction of the Chief Executive Officer, and with the oversight of the Board of Directors.
The Board of Directors held nine meetings during 2023. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during the year. During the intervals between scheduled meetings, the Board is periodically updated by management on business, operational and strategic developments, and engages in active discussions about such developments. We do not have a formal policy regarding attendance by directors at our annual meetings of stockholders, but we encourage all incumbent directors, as well as all director nominees, to attend our annual meeting of stockholders. All director nominees who were then serving as directors of the Company attended last year’s annual meeting of stockholders.
Director Independence
Our Board of Directors has reviewed the standards of independence for directors established by applicable laws and regulations, including the current listing standards of the NASDAQ Marketplace Rules, and has reviewed and evaluated the relationships of the directors with the Company and our management. Based upon this review and evaluation, our Board of Directors has determined that none of the current non-employee members of the Board of Directors or director nominees has a relationship with the Company or our management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board of Directors is “independent” as such term is defined under the NASDAQ Marketplace Rules. The independent directors meet periodically in executive sessions.

Board of Directors Leadership Structure
Andrew W. Hobson serves as Chairman of the Board of Directors.
As Chairman of the Board of Directors, Mr. Hobson’s responsibilities include, among others:
•
providing oversight of corporate governance matters;

•
developing Board of Directors meeting agendas;

•
overseeing and managing any potential conflict of interest issues;

•
coordinating communication and integration across committees; and

•
presiding over Board meetings and executive sessions of the independent directors.

In light of the ongoing challenging general economic, business and competitive environment, the Board of Directors believes the separation of the Chairman and Chief Executive Officer roles remains appropriate as it enhances oversight of management by the Board of Directors, Board independence, and accountability to our stockholders. In addition, it allows Ms. Berner, our President and Chief Executive Officer, to dedicate substantially all of her professional time and attention to the significant operational demands facing the Company.
We believe that the foregoing structure and responsibilities, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board of Directors.
Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee operates pursuant to a written charter in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Marketplace Rules. Copies of these charters are available on our corporate website, at www.cumulusmedia.com.
The Audit Committee. The purpose of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities primarily with respect to:
•
our accounting, reporting and financial practices, including the integrity of our financial statements;

•
our compliance with legal and regulatory requirements;

•
the independent auditors’ qualifications and independence; and

•
the performance of the independent auditors.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements on behalf of our Board of Directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm (including resolution of any disagreements between our management and our independent registered public accounting firm regarding financial reporting), and our independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee met four times in 2023. The current members of the Audit Committee are Brian G. Kushner (Chairman), Thomas H. Castro and Deborah A. Farrington. Our Board of Directors has determined that each Audit Committee member is “independent,” as such term is defined under the rules of the SEC and the NASDAQ Marketplace Rules applicable to audit committee members, and each Audit Committee member meets the financial literacy requirements of the NASDAQ Marketplace Rules. No member of the Audit Committee participated in the preparation of our, or our subsidiaries’, financial statements at any time during the past three years. In addition, our Board of Directors has determined that Dr. Kushner and Ms. Farrington (1) is an “audit committee financial expert,” as such term is defined under the rules of the SEC, and (2) meets the NASDAQ Marketplace Rules’ professional experience requirements. In making such determinations, the Board of Directors took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors.
The Compensation Committee. The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers.
Our Board of Directors has delegated specifically to the Compensation Committee the following areas of responsibilities:
•
performance evaluation, compensation and development of our executive officers;

•
establishment of performance objectives under the Company’s short- and long-term incentive compensation arrangements and determination of the attainment of such performance objectives; and

•
oversight and administration of benefit plans.

The Compensation Committee generally consults with management in addressing executive compensation matters. Subject to applicable parameters in various employment agreements entered into with our executive officers, our Chief Executive Officer, based on the performance evaluations of the other executive officers, recommends to the Compensation Committee compensation for those executive officers. The executive officers, including our Chief Financial Officer, also provide recommendations to the Compensation Committee from time to time regarding key business drivers included in compensation program design, especially incentive programs, which may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our Chief Executive Officer also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes, including the impact on executive compensation. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Compensation Committee has the authority to retain compensation consultants from time to time as it deems appropriate.
The Compensation Committee met three times in 2023. In between scheduled meetings, the members of the Compensation Committee receive periodic updates and are active in ensuring that the Company’s compensation programs remain consistent with marketplace developments and Company performance. The current members of the Compensation Committee are Andrew W. Hobson (Chairman), Matthew C. Blank and Joan Hogan Gillman. Each of the members of the Compensation Committee is “independent,” as such term is defined under the NASDAQ Marketplace Rules.
The Nominating and Governance Committee. The Nominating and Governance Committee is primarily responsible for:
•
identifying individuals qualified to become Board members, consistent with criteria approved from time to time by the Board;

•
selecting, or recommending that the Board select, the director nominees to election at each annual meeting of stockholders;

•
recommending Board members to serve on the standing committees of the Board;

•
overseeing the Company’s corporate governance practices and procedures and reviewing and recommending to the Board any changes to the documents, policies and procedures in the Company’s corporate governance framework; and

•
assisting the Board in fulfilling its oversight responsibilities relating to corporate responsibility and environmental, social and governance (“ESG”) matters.

The Nominating and Governance Committee met four times in 2023. The current members of the Nominating and Governance Committee are Joan Hogan Gillman (Chairman) and Matthew C. Blank. Each of the members of the Nominating and Governance Committee is “independent,” as such term is defined under the NASDAQ Marketplace Rules.

Risk Oversight
Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committee, which reports on its deliberations to the full Board of Directors (except for those risks that require risk oversight solely by independent directors) as further described below. The Board of Directors believes that this structure for risk oversight is appropriate and, as only independent directors serve on the Board of Directors’ standing committees, the independent directors have full access to all available information for risks that may affect us.
The Audit Committee is specifically charged with reviewing and discussing risk management (primarily financial and internal control risk and cybersecurity and information technology risk) and receives regular reports from management (including legal, financial and information technology representatives), independent auditors, internal audit and outside legal counsel on risks related to, among other things, our financial controls and reporting, covenant compliance under our various financing and other agreements, cost of capital and cybersecurity and information technology. The Compensation Committee considers risks related to the Company’s compensation policies and programs and makes recommendations to the Board of Directors with respect to whether those compensation policies and programs are properly implemented to discourage inappropriate risk-taking and is regularly advised by management (including legal and financial representatives), outside legal counsel and compensation consultants. In addition, the Company’s management, including the Company’s General Counsel, regularly communicates with the Board of Directors regarding important risks that merit its review and oversight, including regulatory risk and risks stemming from periodic litigation or other legal matters in which we are involved. Further, we believe that our structure separating the Chairman and Chief Executive Officer roles more efficiently and appropriately allows for identification and assessment of issues that should be brought to the Board of Directors’ attention.
Director Nomination Process
The purposes of the Nominating and Governance Committee include, among other things, identifying individuals qualified to become Board members and recommending candidates to the Board to fill new or vacant positions. In recommending candidates, the Nominating and Governance Committee considers such factors as it deems appropriate, consistent with criteria approved by the Board and as described in more detail below.
The Nominating and Governance Committee does not maintain a formal process for identifying and evaluating nominees for director. Historically, director candidates have been first identified by evaluating the current members of our Board of Directors. If a member whose term is expiring at the next succeeding annual meeting of stockholders no longer wished to continue in service, if the Board of Directors determined to increase the overall size of the Board, or if our Board of Directors decided not to re-nominate such member, the Nominating and Governance Committee would then determine whether to commence a search for qualified individuals meeting the criteria discussed below.
The Nominating and Governance Committee evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry and other organizations of comparable size, other relevant background experience, judgment, skill, integrity, the interplay of a candidate’s experience with the experience of other Board members, status as a stakeholder, “independence” (for purposes of compliance with the rules of the SEC and the NASDAQ Marketplace Rules), and willingness, ability and availability for service. There are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. For more information on certain skills the Nominating and Governance Committee evaluates and the current director nominees that possess each of those skills, see “Director-Nominee Skills and Expertise.”
The Board of Directors and the Nominating and Governance Committee believe that having a Board of Directors diverse in experience and expertise enables the Board of Directors, as a body, to have the broad range of requisite expertise and experience to guide the Company and management and to fulfill its role of oversight and stewardship. Currently, approximately 57% of the Board consists of women or ethnically diverse members, in addition to the diverse skills and experience represented among all of the directors. Although neither the Board of Directors nor the Nominating and Governance Committee has developed a formal policy with respect to diversity in identifying nominees for director, when evaluating potential nominees, the Nominating and Governance Committee does specifically consider individual characteristics that may bring diversity to the Board of Directors, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise, among other relevant factors.
Our Bylaws provide for stockholder nominations to our Board of Directors, subject to certain procedural requirements. To nominate a director to our Board of Directors, a stockholder must give timely notice of the nomination in writing to our Corporate Secretary not later than 90 days nor earlier than 120 days prior to the anniversary date of the annual meeting of stockholders in the preceding year. All such notices must include (i) the stockholder’s name and address, (ii) a representation that the stockholder is one of our stockholders, and will remain so through the record date for the upcoming annual meeting of stockholders, (iii) the class and number of shares of our common stock that the stockholder holds (beneficially and of record), and (iv) a representation that the stockholder intends to appear in person or by proxy at the upcoming annual meeting of stockholders to make the nomination. The stockholder must also provide information on his or her prospective nominee, including such person’s name, address and principal occupation or employment, a description of all arrangements or understandings between the stockholder, his or her prospective nominee and any other persons (to be named), the written consent of the prospective nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of director nominees.
Historically, we have not had a formal policy with regard to the consideration of director candidates recommended by our stockholders. To date, our Board of Directors has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among our Board of Directors’ slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received or will not be considered if one is received in the future. Our Board of Directors from time to time may give consideration to the circumstances in which the adoption of a formal policy would be appropriate.
Assessment of the Board of Directors
Each year, the Nominating and Governance Committee oversees an evaluation process. The evaluations help inform the Committee’s discussions regarding Board of Directors succession planning and refreshment and complement the Committee’s evaluation of the size and composition of the Board of Directors. The Board of Directors also recognizes that a robust and constructive evaluation process is an important part of good corporate governance and board effectiveness. Our Board of Directors is committed to an annual evaluation process and recognizes this process promotes continuous improvement. The annual self-assessment evaluates the performance of the Board of Directors and its committees in accordance with a procedure established by the Nominating and Governance Committee. In 2023, the full Board of Directors and each committee completed questionnaires that requested subjective comment in key areas and solicited input for areas of development. The assessments were discussed by the Board of Directors and each committee, as applicable, and changes in practices or procedures were considered, as necessary. The evaluation results were reviewed in detail by the Nominating and Governance Committee, who led a discussion with the full Board highlighting both areas of strength and areas of opportunity. Over the past few years, this evaluation process has contributed to various refinements in the way the Board of Directors and committees operate, including ensuring that Board of Directors and committee agendas are appropriately focused on strategic priorities and provide adequate time for director input.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
Any matter intended for our Board of Directors, or for any individual member or members of our Board of Directors, should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342 with a request to forward the same to the intended recipient. In the alternative, stockholders may direct correspondence to our Board of Directors to the attention of the chairman of the Audit Committee of the Board of Directors, in care of Richard S. Denning, Corporate Secretary, at our principal executive offices. All such communications will be forwarded unopened.
CORPORATE CULTURE, SOCIAL RESPONSIBILITY, DIVERSITY AND SUSTAINABILITY
Our approach to sustainability is rooted in the work we do as a media company. We exist to provide essential information, responsible and thought-provoking opinion, and exceptional entertainment. We are committed to walking the talk of our motto, “Where Every Voice Matters”, and holding ourselves to the highest standards of expression, internally and in our programming. That motto drives our mission to serve our three major constituencies: employees, listeners and advertisers. We strive to relentlessly work to improve our processes to ensure we conduct all aspects of our business, including informing and entertaining our listeners, with the utmost integrity.
We take our responsibility to corporate sustainability seriously. In the context of our business, we are driven by FORCE, which is our commitment to be: FOcused, Responsible, Collaborative and Empowered. This commitment drives us every day, and we believe serves to strengthen our operations and competitiveness in the marketplace, enhance risk management and attract and engage talented employees. Our board takes an active role in our overall strategy and risk management in areas related to corporate sustainability. Our Senior Leadership Team, subject to oversight by the board, structures, monitors and adjusts corporate sustainability-related efforts in a manner that is consistent with our core values and in a manner designed to best serve the interests of the Company and all of our stakeholders.
Our Company’s overall strategy and specific initiatives are designed to encompass the immediate and future advancement of ESG priorities. Below are highlights of our ongoing efforts in these areas:
Promoting Journalistic Integrity and Protecting Intellectual Property
Our mission is to serve the public interest by providing essential information, responsible opinions, and exceptional entertainment. As a result, the integrity of our culture and mission depends on ensuring that our programming maintains the same standards of expression to which we hold ourselves internally.
To maintain those standards, we have developed The Guiding Principles of Cumulus Media Programming (the “Principles”). The Principles, among other things, outline our commitment that our content not only is accurate, but also respects the right of our content creators to express their views and opinions and respects cultural rights and diversity. In addition, we have adopted our Payola-Plugola Policy, which strictly prohibits every employee from improperly profiting personally from the use of public airwaves, and we codify certain of our principles in our employee handbook, including with respect to the expectations regarding protecting intellectual property.
Attracting and Retaining Our Human Capital
We believe that our rigorous focus on our culture strategy has motivated our employees to be invested in both their jobs and the Company’s progress. Their engagement serves not only to drive higher performance, but also helps attract new talent to the Company. It also enables us to retain valuable members of our team. We invest in training and development opportunities to provide our employees with the tools to be effective and reach their full potential. In addition, we consistently monitor our cultural progress through frequent survey and feedback mechanisms.
Specifically, we have conducted a bi-annual company-wide, anonymous culture survey since 2016. We provide anonymous results from each survey to all market and business unit managers throughout the organization. The results are used to build on our proven practices, while adjusting where needed to achieve the highest possible levels of employee engagement. Changes made as a result of these surveys have helped enhance our leadership, systems and processes.
We also conduct a bi-annual survey of our market managers, who lead our radio station markets. This survey asks more targeted questions as they relate to specific departments. Results from these surveys are provided to the entire Senior Leadership Team and are used to further enhance our human capital initiatives and investments. These surveys include our recent Leadership Principles to assess implementation and impact.
In addition, we monitor employee retention and turnover and present detailed data to our Board as part of their oversight of our human capital strategy.
Prioritizing Diversity, Equity and Inclusion
A cornerstone of our commitment to sustainability is valuing diversity, equity and inclusion (“DEI”). We are committed to advancing and cultivating an environment where DEI combines to create a sense of belonging for all. Providing resources to raise awareness and increase learning on DEI topics has been central to laying the foundations for our DEI work.
Recent DEI initiatives
Our DEI Steering Committee, which is led by our CEO and includes five other members of the Senior Leadership team, is responsible for defining and leading the ongoing DEI strategy and tactical plans. In connection with our DEI Steering Committee, we have:
•
held an intensive 28-day anti-racism program for Senior Leadership Team members;

•
held professionally facilitated training sessions for our Senior Leadership Team, as well as all market and business unit managers, on topics including race and allyship, and managing unconscious bias;

•
held mandatory, companywide DEI training through vignettes for all employees on topics including unconscious bias, antiracism and allyship;

•
held virtual listening sessions with our CEO for Black, Indigenous and People of Color (“BIPOC”) employees; and

•
created “Celebrating Diversity,” an online group in which employees can discuss DEI training and topics.

In addition, in 2023, we:

of survey respondents said they were proud to work at Cumulus. (As of December 2023)

•
required all employees to complete new educational video sessions on topics including tokenism, privilege and microaggressions along with our annual “Harassment Prevention” training;
•
required participation in four live, facilitated sessions with professional trainers on topics including “Barriers and Biases” and “Privilege and Access” for our Senior Leadership team, as well as all market and business unit managers; and
•
launched our Employee Resource Groups.
How we monitor progress
To monitor the success of our DEI programs and to identify areas for improvement, we conduct quarterly diversity audits. In 2021, we expanded our bi-annual corporate culture survey to include specific questions regarding our DEI initiatives, both to track progress against our objectives and to receive feedback directly from our female and BIPOC employees about our efforts.

Gender and Racial Diversity
Data as of 12/31/23
Goals
We have set goals to increase the representation of BIPOC and female employees at all levels of the company. The goals set for each level (Management, Non-Management, All Employees) are 25% BIPOC and 50% female.
Focus on recruitment and increasing diversity
We have developed and maintain an Equal Employment Opportunity (EEO) recruitment program, as required by the Federal Communications Commission (FCC). As part of our program, we have engaged a third party to distribute information about available positions to a network of 18 diversity websites, including sites that assist in the employment of African Americans, Asians, Hispanic, LGBTQ, Women, Veterans and People with Disabilities. In addition, across the Company, we have engaged in DEI initiatives, including a new recruitment bonus to incent referrals.
DEI in our Content
We deliver premium content to an audience of over a quarter of a billion people every month. To engage our vastly diverse community of listeners, we strive to provide an inclusive range of programming. Our Programming Principles memorialize our commitment to respect cultural rights and practices and diversity in the content we provide our customers.
Managing Cybersecurity and Data Privacy
We utilize industry best practices to secure all information assets and protect consumer privacy, and our Board provides oversight.
•
Our information security program is led by our Chief Technology Officer, who has over 40 years of experience in the technology field.

•
Our Chief Technology Officer updates the Audit Committee of the Board on our information security initiatives on a quarterly basis.

•
Additionally, our Audit Committee Chair brings relevant information security experience to our Board in his capacity as co-lead of the Technology, Activism, and Aerospace and Defense practices at a global consulting firm, where he has led numerous projects in cybersecurity.

•
We conduct bi-annual mandatory, company-wide information security training to ensure all employees have the most up-to-date information developments in this area.

Environmental Management
Across all our businesses, we are committed to operating responsibly and efficiently, and to reducing any environmental risks, including those related to climate change, associated with our operations.
As part of our strategy to mitigate environmental risks—including those related to climate change—and to reduce our carbon footprint, we have launched a corporate-wide energy consumption program to measure our baseline and the impact of our energy reduction initiatives. As part of this broader effort, we commissioned an extensive energy review by a third party to further identify areas of opportunity, including benchmarking the energy efficiency of our different locations and assessing the potential for installing solar panels. One next step: going forward, all new offices will follow a standardized set of energy-efficient HVAC systems and controls.
This effort builds from our work over the last few years to reduce energy use, including the 2021 completion of a multi-year effort to install MDCL control boards in all applicable AM transmitters, achieving approximately 33% energy reduction with no noticeable effect on signal coverage.
Initiatives to reduce energy consumption and related greenhouse gas emissions include:

Transmitter technology enhancements resulting in 1/3 savings in electricity	Installation of energy efficient lighting	Installation of energy efficient HVAC systems and controls
ESG Reporting
As part of our commitment to advance ESG issues, we provide annual disclosures on our website at www.cumulusmedia.com, including our Corporate Sustainability Report that includes a Sustainability Accounting Standards Board (SASB) index aligned with the Media and Entertainment accounting standard. In addition, starting with our 2023 Corporate Sustainability Report, we began to disclose our inaugural alignment with the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists information concerning the beneficial ownership of our common stock as of March 15, 2024 (unless otherwise noted), by (1) each person known to us to beneficially own more than 5% of any class of our voting common stock, (2) each of our directors and director nominees, and each of our named executive officers (as defined below), and (3) all of our current directors and executive officers as a group.
	Class A Common Stock(1)
Name of Stockholder	Number of Shares	Percentage of Shares Outstanding
Matthew C. Blank	72,377(2)	*
Thomas H. Castro	72,377(2)	*
Deborah A. Farrington	33,717(2)	*
Joan Hogan Gillman	72,377(2)	*
Andrew Hobson	131,687(3)	*
Brian G. Kushner	72,377(2)	*
Mary G. Berner	363,343(4)	2.2%
Richard S. Denning	78,451(5)	*
Francisco J. Lopez-Balboa	177,454(6)	1.1%
All current directors and executive officers as a group (12 persons)	1,290,955(7)	7.8%
Zazove Associates, LLC(8)	2,008,417	12.2%
Renew Group Private Ltd.(9)	1,621,426	9.8%
Seaport Global Asset Management LLC(10)	1,044,481	6.3%

*
Indicates less than one percent

(1)
Each share of Class A common stock entitles its holder to one vote on each matter to be voted upon by stockholders.

(2)
Includes 6,145 shares of unvested restricted stock that will vest within 60 days after March 15, 2024.

(3)
Includes 11,090 shares of unvested restricted stock that will vest within 60 days after March 15, 2024.

(4)
Includes 90,000 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 15, 2024.

(5)
Includes 16,000 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 15, 2024.

(6)
Includes 60,000 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 15, 2024, and 7,500 shares of unvested restricted stock that will vest within 60 days after March 15, 2024.

(7)
Includes 212,000 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 15, 2024, and 49,315 shares of unvested restricted stock that will vest within 60 days after March 15, 2024.

(8)
This information is based in part on a Schedule 13G/A filed with the SEC on January 10, 2024, by Zazove Associates, Inc. (“Zazove Inc.”), Zazove Associates, LLC (“Zazove LLC”) and Gene T. Pretti, which stated that Zazove Inc., Zazove LLC and Mr. Pretti have sole voting power and sole dispositive power over 2,008,417 shares. The address of Zazove Inc., Zazove LLC and Mr. Pretti is 1001 Tahoe Blvd., Incline Village, NV 89451.

(9)
This information is based in part on a Schedule 13D filed with the SEC on January 24, 2024, by Renew Group Private Ltd. (“Renew”), which stated that Renew has sole voting power and sole dispositive power over 1,621,426 shares. The address of Renew is 463 MacPherson Road, Singapore 368181.

(10)
This information is based in part on a Schedule 13G filed with the SEC on January 29, 2024, by Seaport Global Asset Management LLC (“Seaport”), which stated that Seaport has sole voting power and sole dispositive power over 1,044,481 shares. The address of Seaport is 360 Madison Avenue, 23rd Floor, New York, NY 10017.

EXECUTIVE COMPENSATION
For the year ended December 31, 2023, our Chief Executive Officer and our two other most highly compensated executive officers, who we refer to as our named executive officers, were:
•
Mary G. Berner, our President and Chief Executive Officer;

•
Francisco J. Lopez-Balboa, our Executive Vice President and Chief Financial Officer; and

•
Richard S. Denning, our Executive Vice President, Secretary and General Counsel.

Smaller Reporting Company
The Company has conformed certain information required in this Proxy Statement to the applicable scaled disclosure obligations for Smaller Reporting Companies, as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation in this Proxy Statement.
Multi-Class Common Stock Structure
As a result of certain FCC restrictions limiting foreign ownership of a company controlling broadcast licensees, upon Emergence, the Company issued two classes of common stock: Class A common stock and Class B common stock. Issuance of Class B common stock was limited to certain holders who were unable to obtain Class A common stock as a result of the regulatory ownership restrictions. The Class B common stock has limited voting rights, as holders of Class B common stock are generally not entitled to vote shares on matters submitted to a vote of the Company’s stockholders and is convertible into Class A common stock on a share-for-share basis. Following the Company’s emergence from bankruptcy, the FCC issued a declaratory ruling relaxing the restrictions on foreign ownership of the Company’s voting stock. As of March 15, 2024, only 312,041 shares of Class B common stock remain outstanding and have not been converted to Class A common stock. Awards granted as incentive compensation are granted to the named executive officers in the form of Class A common stock.
Stockholder Engagement and 2023 “Say-on-Pay” Vote
Our relationship with our stockholders plays an important part in our long-term success. Our stockholders have regularly shared their insights and perspectives with us over the years through our investor relations program, which involves quarterly outreach to our top stockholders, and conferences and roadshows, among other engagements.
At the 2023 Annual Meeting of Stockholders, our annual stockholder advisory vote on named executive officer compensation, commonly referred to as the “say-on-pay vote,” received the support of approximately 52% of the votes cast. While this represented a majority of the votes represented at the meeting, we were unsatisfied with this level of support. Accordingly, we developed an expanded, integrated stockholder engagement effort that included additional outreach to our stockholders to provide an opportunity to provide feedback, which included feedback on any concerns that drove stockholders’ say-on-pay voting decisions, as well as any other areas of interest from stockholders, including environmental, social and governance matters.

of Class A common stock outstanding contacted
We initially contacted 15 of our top 20 stockholders, representing a majority of our Class A common stock outstanding, offering to meet with each of them. Throughout 2023, we held meetings with 10 stockholders who accepted our invitation, representing approximately 30% of our Class A common stock outstanding (based on existing stockholders and number of shares of Class A common stock outstanding as of May 2023). Our discussions with stockholders involved senior members of our management team, including our Chief Executive Officer, Chief Financial Officer and sustainability and investor relations team. At meetings following those stockholder discussions, the Compensation Committee reviewed the feedback from those discussions and took it into account when determining how our compensation program could be enhanced to better address investor concerns.
We heard from stockholders that they appreciated this engagement with us. We value the views of our stockholders, which were shared with our full Board and relevant committees and were carefully considered in making changes to our fiscal 2024 compensation program. As a result of the review that we undertook, and after taking into account various perspectives that were conveyed to us during our engagement process, we and the Compensation Committee determined to take the following actions:

What We Heard	Our Perspective/How We Responded

A preference for the Company to have a Clawback Policy
Although clawback provisions were previously contained in the Company’s existing incentive or benefit plans, programs or agreements, we adopted a formal Compensation Clawback Policy effective November 1, 2023, that complied with NASDAQ and SEC rules and regulations. We maintain our pre-existing clawback provisions as a supplement to the Compensation Clawback Policy.

A preference for the Company to have ownership guidelines for named executive officers
We established stock ownership guidelines for our named executive officers to promote stock ownership and help ensure alignment with stockholders. Under the Company’s new guidelines, participants are required to hold a number of shares of Class A common stock and certain equivalents that is valued at an amount equal to or greater than, for the CEO, a multiple of 6X of the CEO’s base salary, and, for the other named executive officers, a multiple of 2X of each named executive officer’s base salary.

A preference for the Company to have hedging and pledging guidelines for named executive officers
We adopted an anti-hedging and anti-pledging policy that prohibits directors and executive officers from engaging in derivative or hedging transactions involving the Company’s securities or holding the Company’s securities in a margin account or otherwise pledging them as collateral for a loan.

What We Heard	Our Perspective/How We Responded

A preference for cumulative vesting over annual vesting of the Company’s Performance-Based Restricted Stock Units
Given the extreme cyclicality of the radio broadcast industry in which we operate and the challenges related to precisely forecasting market cycles over long time horizons, the Compensation Committee believes that its current approach to assessing performance enables us to set aggressive goals tied to longer-term performance while still enabling the flexibility needed to address the distorting effects that industry cyclicality presents in any given year. As a result, after careful consideration, the Compensation Committee determined to maintain our existing approach to vesting periods for our 2024 performance-based restricted stock unit awards.

A preference to use multiple performance metrics for each of our Long-Term Incentive Awards and Annual Quarterly Incentive Plan and/or differentiated performance metrics across our Long-Term Incentive Awards and the Annual Quarterly Incentive Plan

As in previous fiscal years, the Compensation Committee reviewed the use of Adjusted EBITDA as a metric in both the Long-Term Incentive Awards and Annual Quarterly Incentive Plan. After careful consideration, the Compensation Committee continues to believe that Adjusted EBITDA is the most appropriate and important indicator of our operating performance and correlates with increased shareholder value. After review of the feedback from our stockholders, the Compensation committee determined to add Adjusted Controllable Expense, which presents certain costs under management’s control, and digital marketing services revenue as additional performance metrics for the Long-Term Incentive Awards for fiscal year 2024 in addition to Adjusted EBITDA. The Compensation Committee believes that utilizing these three metrics addresses the importance of our annual financial performance.

A preference for increased disclosure and clarity with respect to the Company’s dual classes of common stock	We have provided additional disclosure surrounding our dual class structure to clarify the purpose and effect of such structure on page 20 of this proxy statement.

Overall, the Compensation Committee and management have appreciated the constructive input received from stockholders on all topics, which has given us valuable insight into key priorities of our stockholders. In particular, we recognize that a key concern for our stockholders involved our dual-class structure. Through our conversations with investors, we have clarified that this structure is required by FCC regulations, and we have enhanced our disclosure on this topic in this proxy statement. As illustrated above, we have incorporated stockholder feedback into our practices, and we will continue to listen to our stockholders’ concerns. The Compensation Committee believes that the enhancements that have been implemented since our 2023 annual meeting of stockholders are in the best interests of our investors and serve to further align the interests of our management and our stockholders.

Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2023 and December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Mary G. Berner	2023	1,450,000	—	1,691,437	—	1,379,440	2,719	4,523,596
President and Chief Executive Officer	2022	1,450,000	—	2,254,996	—	1,772,251	2,718	5,479,965
Francisco J. Lopez-Balboa	2023	800,000	—	840,876	—	769,057	6,000	2,415,933
Executive Vice President, Chief Financial Officer	2022	800,000	—	1,204,008	—	976,116	5,500	2,985,624
Richard S. Denning	2023	600,000	—	235,447	—	281,040	5,542	1,122,029
Executive Vice President, Secretary and General Counsel	2022	600,000	—	381,500	—	353,943	9,157	1,344,600

(1)
Reflects the awards of both time-based and performance-based restricted stock units. The grant date fair value of time-based awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Performance-based stock awards assume all grants were made in the initial year using the initial year grant date fair value; although performance goals for the second, third and fourth years will be set based upon budget for the applicable performance year. See note 10 of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2023, for certain assumptions underlying the fair value of awards.

(2)
Includes payments earned on vested cash-based performance units and under the 2023 QIP (as defined below). See “Annual Quarterly Incentive Plan” below.

2023 Named Executive Officer Compensation Program Description
Executive Compensation Practices
The table below highlights certain key features of our compensation program for our named executive officers. The Company believes that these features demonstrate our commitment to serve our stockholders’ interests and drive named executive officer performance.

What We Do	What We Don’t Do
☑ Maintain a “clawback” policy that complies with NASDAQ and SEC rules and regulations (new in 2023)	☒ Do not provide excise tax gross-ups upon a change in control
☑ Maintain anti-hedging and anti-pledging policies (new in 2023)	☒ Do not grant equity awards that provide for “single-trigger” vesting upon a change in control
☑ Maintain stock ownership guidelines for our named executive officers (new in 2023)	☒ Do not reprice stock options without stockholder approval
☑ Obtain advice for the Compensation Committee from an external, independent compensation consultant, Frederic W. Cook & Co., Inc.	☒ Do not provide perquisites
☑ Align a significant portion of our executive pay with performance, including by linking a portion of total compensation to achievement of specific performance goals
☑ Utilize both time-vesting and performance-based equity compensation as part of the Company’s long-term incentive program
☑ Provide reasonable post-employment and change in control protections
☑ Provide “change in control” vesting on equity awards only on a “double-trigger” basis
Executive Compensation Policies
As noted above, we maintain the following compensation policies to provide accountability to our Company and our stockholders.
Executive Stock Ownership Guidelines
Based on the view of the Compensation Committee that the ownership of an equity interest in the Company by executives is a component of good corporate governance and aligns executives and stockholder interests, and based on feedback from our stockholders, the Compensation Committee adopted stock ownership guidelines that require the named executive officers to hold minimum amounts of the Company’s Class A common stock or certain equivalents. Holdings of a named executive officer and his or her immediate family members sharing his or her household that count towards the satisfaction of the guidelines include (1) direct ownership of Class A common stock, (2) vested Class A common stock held in a brokerage account or 401(k) account and (3) service-based restricted shares, restricted stock units or deferred share awards. Unvested performance awards and unexercised stock options will not count towards the ownership guidelines.
The guidelines require the participants to hold (as described above) a number of shares of Class A common stock or qualifying equivalents that, when multiplied by a 60-day average stock price on the measurement date, produces an amount equal to or greater than the multiple of salaries noted below:

Individual or Group	Multiple of Base Salary
Chief Executive Officer	6X
Other Named Executive Officers	2X
Our named executive officers have 6 years after the effective date of the guidelines (March 16, 2024) to comply, with progress to be reviewed by the Compensation Committee annually at the end of each calendar year. Once a named executive officer has initially achieved his or her stock ownership target, he or she will be considered to continue to be in compliance with the guidelines as long as such executive continues to hold the minimum number of shares of Class A common stock which allowed the executive to achieve his or her stock ownership target.
Anti-Hedging and Anti-Pledging Policy
Certain forms of hedging or monetization transactions allow a director, officer or other employee to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s other stockholders. As a result, and based on stockholder feedback, the Company adopted an anti-hedging and anti-pledging policy which prohibits any non-employee director or Section 16 officer from (1) engaging in speculative financial transactions or entering into hedging transactions involving the Company’s stock (such as buying or selling put or call options, engaging in short selling, or purchasing financial instruments or entering into transactions designed to hedge or offset any decrease in the value of Company stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds) or (2) directly or indirectly pledging, hypothecating, or otherwise encumbering shares of the Company’s stock as collateral for indebtedness (such as holding shares in a margin account).
Clawback Policy
As mentioned above, although clawback provisions were previously contained in the Company’s existing incentive or benefit plans, programs or agreements, we adopted a formal Compensation Clawback Policy (the “Clawback Policy”) effective November 1, 2023, that complied with NASDAQ and SEC rules and regulations. The Clawback Policy generally provides for the recovery, in the event of a required accounting restatement, reasonably promptly, of excess incentive-based compensation received by current and former executive officers where that compensation is based on erroneously reported financial information. For information on our award agreements for our named executive officers’ long-term incentive awards, which have additional clawback provisions that are intended to operate as a supplement to the Clawback Policy, see “Other Executive Compensation Policies and Practices-Clawback” below.
Overview of Key 2023 Executive Compensation Program Elements
The overall compensation program for our executive officers is designed to provide the Compensation Committee with the flexibility to offer a combination of cash (fixed and incentive-based) and equity-based compensation opportunities in order to retain, motivate and reward our executive officers, as well as to align their interests with those of our stockholders. To accomplish these goals, the Compensation Committee strives to achieve an appropriate level of compensation in order to:
(1) motivate the executive officers to deliver superior performance in the short-term by providing a competitive base salary and annual incentive opportunities based upon satisfying specific achievements;
(2) align the interests of the executive officers with the long-term interests of our stockholders through the grant of equity-based compensation;
(3) provide upside and downside risk aligned with other stockholders through meaningful executive stock ownership; and

(4) provide an overall compensation package that promotes executive retention and is aligned with stockholder value.
The main elements of the Company’s 2023 compensation program for our named executive officers, and a description of each, are provided below:

Element	Nature	Description
Base Salary	Fixed	Fixed compensation component payable in cash
Annual Quarterly Incentive Program (“QIP”) Awards	Variable	QIP paid in cash based on performance against annually established goals
Long-Term Incentive (“LTI”) Awards	Variable	LTI equity awards include time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) and cash-based performance units (“CPUs”)
Retirement and Welfare Benefits	Fixed	Retirement plan (401(k)), health care and insurance benefits
Severance Compensation	Fixed	Reasonable and market-competitive severance protection designed to attract and retain executive talent
Employment Agreements with Named Executive Officers
Berner Employment Agreement
On September 29, 2015, we entered into an employment agreement with Ms. Berner, pursuant to which she agreed to serve as our President and Chief Executive Officer, and which remained in effect following Emergence with an initial term through September 29, 2019, and contained a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. On March 19, 2020, we entered into a new employment agreement with Ms. Berner (the “Berner Employment Agreement”), which extended the term of her existing agreement through December 31, 2022, and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. The term of the Berner Employment Agreement has been automatically extended to December 31, 2024, pursuant to its terms. Pursuant to the Berner Employment Agreement, Ms. Berner is entitled to receive an annual base salary of $1,450,000 million, subject to increase.
The Berner Employment Agreement also provides that Ms. Berner is eligible for an annual cash incentive award based upon achievement of annual performance goals for Ms. Berner and/or the Company determined by the Compensation Committee each year. The annual cash incentive award is calculated as a percentage of Ms. Berner’s base salary, with a target award opportunity of 100% of Ms. Berner’s base salary and a maximum award opportunity of 150% of Ms. Berner’s base salary. Notwithstanding these target and maximum award opportunities, the Berner Employment Agreement provides that the Compensation Committee may adjust upward the target and maximum award opportunities for Ms. Berner for each year.
Lopez-Balboa Employment Agreement
On March 19, 2020, we entered into an employment agreement with Mr. Lopez-Balboa (the “Lopez-Balboa Employment Agreement”). The Lopez-Balboa Employment Agreement has an initial term through March 23, 2023, and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. As a result, the term of the Lopez-Balboa Employment Agreement has been automatically extended to March 23, 2024, pursuant to its terms. Pursuant to the agreement, Mr. Lopez-Balboa is entitled to receive an annual base salary of $800,000, subject to further increase.
The Lopez-Balboa Employment Agreement also provides that Mr. Lopez-Balboa is eligible for an annual cash bonus based upon achievement of annual performance goals for Mr. Lopez-Balboa and/or the Company determined by the Compensation Committee each year. The annual cash bonus is calculated as a percentage of Mr. Lopez-Balboa’s base salary, with a target award opportunity of 100% of Mr. Lopez-Balboa’s base salary and a maximum award opportunity of 150% of Mr. Lopez-Balboa’s base salary. Notwithstanding these target and maximum award opportunities, the Lopez- Balboa Employment Agreement provides that the Compensation Committee may adjust upward the target and maximum award opportunities for Mr. Lopez-Balboa for each year.
Denning Employment Agreement
On November 29, 2011, we entered into an employment agreement with Mr. Denning (as amended, the “Denning Employment Agreement”). The Denning Employment Agreement, which remained in effect following Emergence, had an initial term through November 29, 2021, and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. The term of the Denning Employment Agreement has been automatically extended to November 29, 2024, pursuant to its terms. Pursuant to the agreement, Mr. Denning is entitled to receive an annual base salary of $600,000, subject to further increase.
The Denning Employment Agreement also provides that Mr. Denning is eligible for an annual cash bonus based upon achievement of performance criteria or goals set forth in an executive incentive plan. The annual cash incentive award is calculated as a percentage of Mr. Denning’s base salary, with a current target award opportunity of 50% of base salary, or a higher amount as determined by the Chief Executive Officer. If in any given year the Compensation Committee does not approve an executive incentive plan proposed by the Chief Executive Officer, or the Chief Executive Officer elects not to propose an executive incentive plan, the basis for annual cash bonuses to Mr. Denning will be governed by the bonus provisions in his employment agreement that were in effect immediately prior to January 1, 2016, pursuant to which Mr. Denning is entitled to receive an annual cash incentive award based upon the achievement of Company and/or individual annual performance goals determined by the Compensation Committee, with a target award opportunity of 40% and a maximum award opportunity of 60% of base salary. In any year in which the Compensation Committee approves an executive incentive plan, it may adjust, only in respect of that year, the target bonus applicable for Mr. Denning.
Key 2023 Named Executive Officer Compensation Components and Decisions
Long-Term Incentive Awards
The Company’s stockholders approved an amendment and restatement to the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan (as amended, the “2020 Long-Term Incentive Plan”) on April 26, 2023. The 2020 Long-Term Incentive Plan is intended to, among other things, help attract, motivate and retain key employees and directors and to reward them for making contributions to the success of the Company. The 2020 Long-Term Incentive Plan generally permits the following types of awards: stock options (including incentive options and nonstatutory options); restricted stock; restricted stock units; stock appreciation rights; dividend equivalents; other stock-based awards; performance awards; and cash awards.
In February 2023, the Board of Directors approved LTI awards pursuant to, and in accordance with, the 2020 Long-Term Incentive Plan. The value of the awards that were granted in 2023 to each of the named executive officers under the 2020 Long-Term Incentive Plan were as follows:
Name	Stock Awards(1)
Mary G. Berner	$1,691,437
Francisco J. Lopez-Balboa	$840,876
Richard S. Denning	$235,447

(1)
Reflects the awards of both time-based RSUs and PRSUs. The grant date fair value of time-based RSU awards is calculated in accordance with FASB ASC Topic 718. PRSU awards assume all grants were made in the initial year using the initial year grant date fair value; although performance goals for the second, third and fourth years will be set based upon budget for the applicable performance year. See note 10 of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2023, for certain assumptions underlying the fair value of awards.

The 2023 LTI award consisted of a mix of RSUs, PRSUs and CPUs in order to provide a balance between retention and performance for the executive officers, and to further incentivize them toward the creation of long-term value.
Time-Based Restricted Stock Units
The 2023 RSU awards vest in substantially equal installments on each of the first four anniversaries of the grant date.
Performance-Based Restricted Stock Units
The 2023 PRSU awards are split into four tranches with respect to the four calendar years in the performance period (2023 through 2026), and each tranche is generally eligible to vest following the end of the applicable performance year, subject to achievement of the applicable performance goals during the performance year. The number of 2023 PRSUs vesting with respect to any year during the performance period may be earned in a range of 0% to 100% of the initial shares awarded with respect to such year.
The PRSUs are earned based on Adjusted EBITDA, as determined by the Compensation Committee compared to goals it establishes at the beginning of each respective fiscal year for 2023, 2024, 2025 and 2026. For purposes of this compensation disclosure, “Adjusted EBITDA” means the Company’s as reported adjusted EBITDA3 for the fiscal year, as further adjusted to reflect the impact of extraordinary items deemed appropriate by the Compensation Committee.
For PRSUs vesting in 2023, awards were designed so that if Adjusted EBITDA for 2023 was less than 90% of the 2023 Adjusted EBITDA goal, the vested PRSUs with respect to 2023 would be forfeited in their entirety, and if Adjusted EBITDA for 2023 was at the target level, each named executive officer would be entitled to a payout of 100% of his or her respective vested PRSU award opportunity. Adjusted EBITDA between threshold and target would result in payout amounts determined by linear interpolation
In 2020, 2021 and 2022, the Compensation Committee approved substantially similar PRSU awards for the named executive officers. The 2023 Adjusted EBITDA goals for the 2020, 2021, 2022 and 2023 PRSU awards were as follows:
2023 PRSU Adjusted EBITDA Goals (in millions)
Threshold (90% of Target) 50% Payout	Target (100% of Target) 100% Payout
$108,000,000	$120,000,000
The 2023 Adjusted EBITDA target goal for PRSUs and CPUs was set below the corresponding 2022 goal and 2022 actual results in recognition of the macro-economic and industry headwinds faced by the Company and their expected impact on overall financial performance of the Company. The Compensation Committee viewed the 2023 target Adjusted EBITDA goal as appropriately challenging in the current environment, while remaining achievable without undue risk-taking by our executive officers.

3 The Company’s “as reported adjusted EBITDA” is the Company’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Following the end of the 2023 fiscal year, in evaluating final Adjusted EBITDA for the fiscal year for purposes of the PRSU awards, the CPUs (as defined below) and the 2023 QIP, the Compensation Committee determined that it was appropriate, and in accordance with the terms of the awards, to make adjustments to Adjusted EBITDA for compensation purposes, in light of the Company’s ongoing corporate review and restructuring of various elements of Westwood One’s strategy, operational performance and leadership, in addition to adjustments for the cost of the compensation related CPUs.
In accordance with the above, the Compensation Committee determined that, for compensation purposes, Adjusted EBITDA for 2023 should be $123.6 million. This determination would result in a formulaic payout of 100% of target for the 2023 tranches of the 2020, 2021, 2022 and 2023 PRSUs. However, due to the macro-economic headwinds faced by the Company and their impact, in part, on the overall financial performance of the Company for the full-year 2023, the Compensation Committee determined to limit payouts to 75% of target. As a result, the 2023 tranches of the 2020, 2021, 2022 and 2023 PRSUs were determined to have been earned at 75% of target, as illustrated below:
	2020-2023 PRSU Award		2021-2024 PRSU Award		2022-2025 PRSU Award		2023-2026 PRSU Award
	2023 Tranche Target PRSUs	2023 Tranche Earned PRSUs	2023 Tranche Target PRSUs	2023 Tranche Earned PRSUs	2023 Tranche Target PRSUs	2023 Tranche Earned PRSUs	2023 Tranche Target PRSUs	2023 Tranche Earned PRSUs
Mary G. Berner	11,250	8,437	12,650	9,487	27,635	20,726	27,856	20,892
Francisco J. Lopez-Balboa	7,500	5,625	7,000	5,250	14,755	11,066	11,870	8,902
Richard S. Denning	2,000	1,500	1,950	1,462	4,675	3,506	2,252	1,689
Cash-Based Performance Units
In February of 2021 and February of 2023, respectively, the Compensation Committee granted each named executive officer CPUs. The 2021 and 2023 CPU awards are split into four tranches with respect to the four calendar years in the performance period (2021 through 2024 with respect to the 2021 CPU awards and 2023 through 2026 with respect to the 2023 CPU awards), and each tranche is generally eligible to vest following the end of the applicable performance year, subject to achievement of the applicable performance goals during the respective performance year. The CPUs vesting with respect to any year during the performance period may be earned in a range of 0% to 100% of the initial units awarded with respect to such year. The CPUs are earned based on Adjusted EBITDA (as defined above), as determined by the Compensation Committee compared to goals it establishes at the beginning of each respective fiscal year for 2021, 2022, 2023 and 2024 with respect to the 2021 CPU awards and 2023, 2024, 2025 and 2026 with respect to the 2023 CPU awards. The 2023 Adjusted EBITDA goals for the 2021 and 2023 CPU awards were as follows:
2023 Adjusted EBITDA Goals (in millions)
Threshold (90% of Target) 50% Payout	Target (100% of Target) 100% Payout
$108,000,000	$120,000,000
For cash-based performance units vesting in 2023, awards were designed so that if Adjusted EBITDA for 2023 was less than 90% of the 2023 Adjusted EBITDA goal, the vested cash-based performance units with respect to 2023 would be forfeited in their entirety, and if Adjusted EBITDA for 2023 was at the target level, each named executive officer would be entitled to a payout of 100% of his or her respective vested cash-based performance unit award opportunity. Adjusted EBITDA between threshold and target would result in payout amounts determined by linear interpolation.
As described above, the Compensation Committee determined that, for compensation purposes, Adjusted EBITDA for 2023 was $123.6 million. This determination would result in a formulaic payout of 100% of target for the 2023 tranche of the 2021 CPU award. However, due to the macro-economic headwinds faced by the Company and its impact, in part, on the overall financial performance of the Company for the full-year 2023, the Compensation Committee determined to limit the payout to 75% of target. As a result, the payments to each of the named executive officers under the 2023 tranche of the 2021 CPU award were as follows:

	2021-2024 CPU Award
Name	2023 Tranche Target CPUs	2023 Tranche Earned CPUs
Mary G. Berner	$248,300	$186,225
Francisco J. Lopez-Balboa	$135,316	$101,487
Richard S. Denning	$38,644	$28,983
The payments to each of the named executive officers under the 2023 tranche of the 2023 CPU award were as follows:
	2023-2026 CPU Award
Name	2023 Tranche Target CPUs	2023 Tranche Earned CPUs
Mary G. Berner	$140,953	$105,715
Francisco J. Lopez-Balboa	$90,093	$67,570
Richard S. Denning	$36,076	$27,057
Each of the awards described above are subject to clawback provisions that require that such awards be forfeited or repaid to the Company in the event of certain acts of fraud or misconduct that result in a material restatement of the Company’s financial results.
Annual Quarterly Incentive Plan
In March 2023, the Board of Directors adopted the Company’s 2023 QIP, in which named executive officers participate. Award opportunities for the named executive officers under the 2023 QIP were based on Adjusted EBITDA (as defined above), further adjusted for the compensation related to the CPUs mentioned above.
The table below sets out the threshold, target and maximum Adjusted EBITDA goals established for the 2023 QIP by the Compensation Committee in March 2023:
2023 QIP Adjusted EBITDA Goals (in millions)
Threshold (90% of Target) 50% Payout	Target (100% of Target) 100% Payout	Maximum (120% of Target) 200% Payout
$108,000,000	$120,000,000	$144,000,000
The 2023 Adjusted EBITDA target goal for the 2023 QIP was set below the corresponding 2022 goal and 2022 actual results in recognition of the macro-economic and industry headwinds faced by the Company and their expected impact on overall financial performance of the Company. The Compensation Committee viewed the 2023 target Adjusted EBITDA goal as appropriately challenging in the current environment, while remaining achievable without undue risk-taking by our executive officers.
The target cash incentive award opportunity available to each named executive officer under the 2023 QIP was calculated as a percentage of each named executive officer’s base salary, all in accordance with the terms of each such officer’s employment agreement. The table below sets out the target cash incentive award opportunity under the 2023 QIP for each named executive officer as a percentage of base salary and as a dollar value:

Name	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($)
Mary G. Berner	100%	$1,450,000
Francisco J. Lopez-Balboa	100%	$800,000
Richard S. Denning	50%	$300,000
Under the 2023 QIP, achievement was measured at the end of each quarter, beginning with the quarter ended March 31, 2023, based on year-to-date Adjusted EBITDA at the end of the respective quarter. If target Adjusted EBITDA levels for the year-to-date period were met or exceeded, 12.5% of the total annual target bonus would be paid following the applicable quarter end. If, at the completion of any quarter, target Adjusted EBITDA levels for the year-to-date period (other than the full year period) were not met, no payment was made for that period.
Following the end of the year, Adjusted EBITDA for the full year is compared to the threshold, target and maximum performance goals. If full-year 2023 Adjusted EBITDA met the threshold level, each named executive officer would be entitled under the 2023 QIP to a total payout for the full year equal to 50% of his or her respective 2023 QIP target award opportunity. If full-year 2023 Adjusted EBITDA met the maximum level, each named executive officer would be entitled under the 2023 QIP to a total payout for the full year equal to 200% of his or her respective 2023 QIP target award opportunity. Adjusted EBITDA between threshold and target or target and maximum would result in payout amounts determined by linear interpolation. The payout amount calculated for Adjusted EBITDA over the full-year period are reduced by payments previously made for the quarterly periods in 2023.
As described above, the Compensation Committee determined that, for compensation purposes, full-year Adjusted EBITDA for fiscal year 2023 was $123.6 million. This determination results in a formulaic payout of 114.8% of target for the 2023 QIP awards. However, due to the macro-economic headwinds faced by the Company and its impact, in part, on the overall financial performance of the Company for the full-year 2023, the Compensation Committee determined to limit payouts to 75% of target. As a result, the payments to each of the named executive officers under the 2023 QIP were as follows: Ms. Berner ($1,087,500); Mr. Lopez-Balboa ($600,000); and Mr. Denning ($225,000).
2024 LTI Program Changes
As discussed above, we used Adjusted EBITDA as a metric in both our 2023 LTI awards and our 2023 QIP awards, because the Compensation Committee believes that Adjusted EBITDA is the most appropriate and important indicator of our operating performance and correlates with increased shareholder value. After review of the feedback from our stockholders, however, the Compensation committee determined to add adjusted controllable expenses and digital marketing services revenue as additional performance metrics for our 2024 LTI awards. Under our 2024 LTI awards, the Adjusted EBITDA metric is weighted at 60% of the opportunity, the adjusted controllable expenses metric is weighted at 20% of the opportunity and the digital marketing services revenue metric is weighted at 20% of the opportunity. The Compensation Committee believes that utilizing these three metrics (Adjusted EBITDA, adjusted controllable fixed expense and digital marketing services revenue) addresses the importance of our annual financial performance. We expect to provide more detail regarding the metrics and goals for our 2024 LTI awards in our 2025 proxy statement.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information regarding option awards and stock awards held by each named executive officer that were outstanding as of December 31, 2023. All awards relate to shares of Class A common stock. The value of stock awards was calculated based on a price of $5.32 per share, the closing price of the Company’s Class A common stock on December 31, 2023.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mary G. Berner	67,500(1)	67,500(1)	—	14.64	2/13/2025	11,250(3)	59,850	11,250(4)	59,850
	—	—	—	—	—	76,300(7)	405,916	25,300(8)	134,596
	—	—	—	—	—	82,905(9)	441,055	82,905(10)	441,055
						222,851(11)	1,185,567	111,425(12)	592,781
Francisco J. Lopez-Balboa	45,000(2)	45,000(2)	—	4.50	3/23/2025	7,500(5)	39,900	7,500(6)	39,900
	—	—	—	—	—	42,100(7)	223,972	14,000(8)	74,480
	—	—	—	—	—	44,265(9)	235,490	44,265(10)	235,490
						118,701(11)	631,489	47,480(12)	252,594
Richard S. Denning	12,000(1)	12,000(1)	—	14.64	2/13/2025	2,000(3)	10,640	2,000(4)	10,640
	—	—	—	—	—	11,900(7)	63,308	3,900(8)	20,748
	—	—	—	—	—	14,026(9)	74,618	14,026(10)	74,618
						37,525(11)	199,633	9,006(12)	47,912

(1)
75% of the award of this option has currently vested, the remaining 25% will vest on February 13, 2024.

(2)
75% of the award of this option has currently vested, the remaining 25% will vest on March 23, 2024.

(3)
This amount represents time-based RSUs which will vest on February 13, 2024.

(4)
This amount represents PRSUs, which will vest on December 31, 2023, subject to certain performance criteria that may decrease the ultimate amount earned.

(5)
This amount represents time-based RSUs which will vest on March 23, 2024.

(6)
This amount represents PRSUs, which will vest on December 31, 2023, subject to certain performance criteria that may decrease the ultimate amount earned.

(7)
This amount represents time-based RSUs which will vest in equal amounts on February 5, 2024 and February 5, 2025.

(8)
This amount represents PRSUs, which will vest in equal amounts on December 31, 2023 and December 31, 2024, subject to certain performance criteria that may decrease the ultimate amount earned.

(9)
This amount represents time-based RSUs which will vest in equal amounts on February 3, 2024, February 3, 2025, and February 3, 2026.

(10)
This amount represents PRSUs, which will vest in equal amounts on December 31, 2023, December 31, 2024, and December 31, 2025, subject to certain performance criteria that may decrease the ultimate amount earned.

(11)
This amount represents time-based RSUs which will vest in equal amounts on March 3, 2024, March 3, 2025, March 3, 2026, and March 3, 2027.

(12)
This amount represents PRSUs, which will vest in equal amounts on December 31, 2023, December 31, 2024, December 31, 2025, and December 31, 2026, subject to certain performance criteria that may decrease the ultimate amount earned.

Other Executive Compensation Policies and Practices
Severance and Other Post-Employment Compensation
Employment Agreements
As described above, the Company has entered into employment agreements with each named executive officer. Under each employment agreement, if during the term of the agreement the Company terminates the officer’s employment without cause (as defined in the applicable employment agreement, including as a result of the Company’s notice of non-renewal of the employment agreement) or the officer terminates their employment for good reason (as defined in the applicable employment agreement) (each, a “Qualifying Termination”), the Company will provide the following severance benefits to the officer: (1) an amount equal to 1.5 times for Ms. Berner and Mr. Lopez-Balboa (or, for Mr. Denning, 1 times) the sum of the officer’s base salary plus target annual cash incentive award, payable in four quarterly installments (the “Severance Payments”); (2) a lump sum cash payment equal to a pro-rata annual cash incentive award for the year of termination, based on actual performance for the full performance year (the “Pro-Rata Bonus”); (3) for Ms. Berner and Mr. Denning, unless otherwise agreed, vesting of 50% of equity awards that are unvested as of the termination date (for performance-based awards, subject to applicable performance conditions); and (4) continued participation for the executive and their dependents (at the Company’s expense) for 12 months (or, for Ms. Berner, 18 months) following termination in the medical, dental, vision and hospitalization insurance coverage in which the officer and their dependents were participating prior to the termination date, or an equivalent economic benefit, plus reimbursement of income taxes related thereto (“Continued Benefits”).
If the officer experiences a Qualifying Termination within 12 months after a change in control (as defined in the applicable employment agreement) or within three months prior to a change in control, the Company will provide the following severance benefits to the officer: (1) the Severance Payments, but subject to a 2.5X multiple instead of a 1.5X multiple for Ms. Berner, and a 2X multiple instead of a 1.5X multiple for Messrs. Denning and Lopez-Balboa; (2) a Pro-Rata Bonus; (3) 100% vesting of outstanding equity awards, with performance conditions deemed satisfied; and (4) Continued Benefits, but for a period of 24 months instead of 18 months for Ms. Berner, and a period of 18 months instead of 12 months for Mr. Lopez-Balboa.
In general, severance benefits under the employment agreements are subject to the named executive officer’s execution of a customary release of claims in favor of the Company. The employment agreements include certain customary confidentiality and non-competition restrictive covenants, and the severance benefits described above are generally subject to forfeiture in the event the officer materially breaches such covenants.
If Ms. Berner or Mr. Denning experiences a Qualifying Termination during the six-month period immediately preceding a change in control, then 100% of any unvested equity awards will become fully vested, with performance conditions or restrictions deemed satisfied, effective as of the consummation of the change in control.
If the named executive officer’s employment terminates as a result of death or disability (as defined in the applicable employment agreement), then the officer will be entitled to an annual cash incentive award payment for the year of such termination on a pro-rated basis based on actual performance for the full performance period.
Equity Award Agreements
If a named executive officer’s employment is terminated by the Company without cause (as defined for purposes of the applicable equity awards), by the officer for good reason (as defined for purposes of applicable awards), due to death, or due to disability (as defined for purposes of the applicable awards): (1) 50% of outstanding and unvested CPUs, RSUs and PRSUs will become vested (or 75%, if such termination occurs prior to the first anniversary of the grant date); and (2) unvested options will vest to the extent that they would have vested on the next succeeding annual vesting date. If the officer’s employment is terminated without cause or for good reason within three months prior to or within 12 months after a change in control, 100% of the award will become vested (to the extent not yet vested or forfeited).
Clawback
In addition to our Clawback Policy, our award agreements for our named executive officers’ long-term incentive awards are subject to forfeiture or clawback upon various events, including:
•
if the named executive officer breaches any non-competition, non-solicitation, and/or assignment of inventions agreement or obligations with the Company, or materially breaches a non-disclosure agreement;

•
if, while employed by or proving services to the Company or its affiliates, the named executive officer engages in activity that constitutes fraud or other intentional misconduct and that activity directly results in any financial restatements; and

•
for performance-based awards, while the named executive officer is employed by or providing services to the Company or its affiliates, if any activity results in a financial restatement, to the extent the amounts received would not have vested based on the achievement of the applicable performance goals based on the Company’s financial performance as described in the restated financials and the restatement is filed within two years after the last day of the financial period that is the subject of the restatement.

Such clawback provisions are intended to operate as a supplement to, rather than superseding and/or replacing, the Clawback Policy regarding any compensation or other amounts that are covered by or subject to the Clawback Policy by its terms. As a result, to the extent that recovery of compensation or other applicable amounts is achieved under the Clawback Policy, or under NASDAQ requirements or the Dodd-Frank Wall Street Reform and Consumer Protection Act, there is no duplication of recovery under such provisions in our award agreements.
Our award agreements also provide that, to the extent required by Company policy or applicable law or the rules and regulations of NASDAQ (or other applicable exchange), the awards will also be subject to clawback, forfeiture or similar requirements. In addition, the employment agreements with our named executive officers provide that all payments thereunder will generally be subject to any incentive compensation policy that may be established from time to time by the Company to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Pay Versus Performance
Pay Versus Performance Table
Year (a)	Summary Compensation Table (“SCT”) Total for PEO ($)(b)(1)	Comp. Actually Paid to PEO ($)(c)(1)(2)	Average SCT Total for Non-PEO NEOs ($)(d)(1)	Average Comp. Actually Paid to Non-PEO NEOs ($)(e)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(f)(3)	Net (Loss) Income ($)(g)
2023	4,523,596	4,342,660	1,768,981	1,693,390	61.01	(117,879,000)
2022	5,479,965	3,298,170	2,165,112	1,372,059	71.22	16,235,000
2021	6,575,437	7,472,868	2,589,905	2,870,326	129.01	17,278,000

(1)
Mary G. Berner was our principal executive officer (“PEO”) for the full year for each of 2021, 2022 and 2023 (each, a “Covered Year”). Our non-PEO named executive officers (“Non-PEO NEOs”) were Francisco J. Lopez-Balboa and Richard S. Denning for each of the Covered Years.

(2)
For each Covered Year, in determining both the compensation actually paid (“CAP”) for our PEO and the average CAP for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2023	2022	2021
For Ms. Berner:
- SCT “Stock Awards” column value	$(1,691,437)	$(2,254,996)	$(1,977,136)
- SCT “Option Awards” column value	$0	$0	$0
+ year-end fair value of outstanding equity awards granted in Covered Year	$1,741,300	$1,372,894	$2,286,000
+/- change in fair value of outstanding equity awards granted in prior years	$(266,577)	$(1,264,032)	$530,480
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0
+/- change in fair value of prior-year equity awards vested in Covered Year	$35,778	$(35,661)	$58,087
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$0	$0	$0
+ includable dividends/earnings on equity awards during Covered Year	$0	$0	$0
For Non-PEO Named Executive Officers (Average):
- SCT “Stock Awards” column value	$(538,162)	$(792,754)	$(699,587)
- SCT “Option Awards” column value	$0	$0	$0
+ year-end fair value of outstanding equity awards granted in Covered Year	$556,421	$482,647	$808,875
+/- change in fair value of outstanding equity awards granted in prior years	$(96,570)	$(466,664)	$159,073
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0
+/- change in fair value of prior-year equity awards vested in Covered Year	$2,720	$(16,282)	$12,060
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$0	$0	$0
+ includable dividends/earnings on equity awards during Covered Year	$0	$0	$0

(3)
For each Covered Year, our TSR was calculated based on the yearly percentage change in our cumulative TSR on our common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Global Market on December 31, 2020 through and including the last day of the fiscal year covered (each one-, two- or three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of 2023, 2022 and 2021, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

Relationship of Compensation Actually Paid ("CAP") to Total Shareholder Return
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Total Shareholder Return
12/31/2020
2021
2022
2023
Covered Years
PEO CAP
Avg. Non-PEO NEO CAP
Company TSR

Relationship of Compensation Actually Paid ("CAP") to Company Net Income
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$20.00
$0.00
-$20.00
-$40.00
-$60.00
-$80.00
-$100.00
-$120.00
-$140.00
Net Income (dollars in millions)
2021
2022
2023
Covered Years
PEO CAP
Avg. Non-PEO NEO CAP
Net Income

Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as directors as well as the expertise and knowledge required.
In 2023, non-employee directors received a fee of $100,000 and the Chairman of the Board received an additional fee of $40,000. In addition, for 2023, the non-employee directors received $100,000 in restricted shares of Class A common stock, and the Chairman of the Board received an additional $80,491 in restricted shares of Class A common stock. Also, in 2023, the Chairman of the Audit Committee received an additional fee of $25,000, the Chairman of the Compensation Committee received an additional fee of $25,000 and the Chairman of the Nominating and Governance Committee received an additional fee of $15,000, each of which were paid in cash. Each non-employee director is also reimbursed for expenses actually incurred in attending in-person meetings of the Board and any committees.
The following table sets forth amounts paid to our non-employee directors in 2023. Ms. Berner received no additional compensation for her service as a director, and her compensation is disclosed in the “2023 Summary Compensation Table” above.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Matthew C. Blank	100,000	100,000	—	—	—	—	200,000
Thomas H. Castro	100,000	100,000	—	—	—	—	200,000
Deborah A. Farrington	100,000	100,000	—	—	—	—	200,000
Joan Hogan Gillman	115,000	100,000	—	—	—	—	215,000
Andrew W. Hobson	165,000	180,491	—	—	—	—	345,491
Brian G. Kushner	125,000	100,000	—	—	—	—	225,000
(1)   As of December 31, 2023, the non-employee directors held the following unvested restricted shares: Mr. Blank: 6,145 shares; Mr. Castro: 6,145 shares; Ms. Farrington: 6,145 shares; Mr. Hobson: 11,090 shares; Ms. Gillman: 6,145 shares and Mr. Kushner: 6,145 shares.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors offers this report regarding the Company’s financial statements, and regarding certain matters with respect to PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC.
The Audit Committee currently consists of Messrs. Kushner (Chairman) and Castro and Ms. Farrington.
The Audit Committee reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP, its independent registered public accounting firm for the fiscal year ended December 31, 2023, the Company’s audited financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, issued by the Public Company Accounting Oversight Board.
The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee also considered whether the provision of certain non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC.
The Audit Committee of the Board of Directors:
Brian G. Kushner (Chairman)
Thomas H. Castro
Deborah A. Farrington

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest. The Audit Committee has been delegated the authority to review and approve all related person transactions involving directors or executive officers of the Company. Generally, a “related person transaction” is a transaction in which we are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related persons” include our executive officers, directors and holders of more than 5% of our common stock, and any of their immediate family members. Under our related person transaction policy, when management becomes aware of a related person transaction, management reports the transaction to the Audit Committee and requests approval or ratification of the transaction. Generally, the Audit Committee will approve only related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. The Audit Committee will report to the full Board of Directors all related person transactions presented to it. During the fiscal 2023 year, there were no reportable related party transactions.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the right to vote to approve, on an advisory, non-binding, basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This stockholder advisory vote is commonly referred to as the “say-on-pay” vote. At last year’s annual meeting of stockholders, the Company’s stockholders took action with respect to an advisory vote on the frequency of say-on-pay votes. A majority of votes cast on the advisory vote on the frequency of say-on-pay votes were for such vote to occur “every year,” supporting the Board of Director’s recommendation. Based upon such result, the Board determined that an advisory say-on-pay vote would be held every year until the next advisory vote on the frequency of future say-on-pay votes to be held at the 2029 annual meeting of stockholders.
Our philosophy with respect to executive compensation is to implement certain core compensation principles, namely, alignment of management’s interests with our stockholders’ interests and encouraging and rewarding performance that contributes to enhanced long-term stockholder value and our general long-term financial health. Our compensation programs are designed in a consistent manner and seek to ensure we can effectively attract and retain executive leadership, reward performance that enhances stockholder value and our financial strength, and align the interests of executive officers with other stockholders. We believe that our executive compensation philosophy and programs are appropriate to ensure management’s interests are aligned with our stockholders’ interests in furtherance of long-term value creation. In the course of designing and implementing our compensation programs for 2023, the Compensation Committee, with input from management, determined what it considered appropriate levels and types of quantifiable financial-based incentives to motivate our named executive officers to achieve short-term and long-term business goals, after reviewing historical compensation levels, data and analyses regarding the compensation at our peer companies and the Company’s business expectations for 2023. Please review the “Summary Compensation Table” and related narrative disclosure in this proxy statement which describe the compensation paid to our named executive officers in fiscal 2023.
The say-on-pay vote gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers in 2023. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in 2023 and our executive compensation philosophy, objectives, policies and practices. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders and will consider the outcome of these votes in making its decisions on executive compensation in the future. Accordingly, the Board of Directors recommends that stockholders approve the following advisory resolution:
“RESOLVED, that the stockholders of Cumulus approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying footnotes and narratives disclosed in this proxy statement.”
Because this vote is advisory, it will not be binding on the Compensation Committee, the Board of Directors or the Company. However, it will provide information to our management and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2024 and beyond.
Recommendation of the Board of Directors
Your Board of Directors recommends a vote FOR the advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors is responsible for the appointment, compensation and retention of our independent registered public accounting firm.
The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and urges you to vote FOR ratification of the appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008. While stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and, if present, will have the opportunity to make a statement on behalf of the firm if they desire to do so, and to respond to appropriate questions from stockholders.
Auditor Fees and Services
Audit Fees
PricewaterhouseCoopers LLP billed us $1,660,000, in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended December 31, 2023, to evaluate the effectiveness of our internal control over financial reporting as of December 31, 2023, and to review the interim financial statements included in our quarterly reports on Form 10-Q filed in 2023.
PricewaterhouseCoopers LLP billed us $1,560,000, in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended December 31, 2022, to evaluate the effectiveness of our internal control over financial reporting as of December 31, 2022, and to review the interim financial statements included in our quarterly reports on Form 10-Q filed in 2022.
Audit Related Fees
PricewaterhouseCoopers LLP did not provide or bill us for any audit related services in 2023 or 2022.
Tax Fees
PricewaterhouseCoopers LLP billed us $25,000 for tax consulting services in 2023 and $25,000 for tax consulting services in 2022.
All Other Fees
PricewaterhouseCoopers LLP did not provide or bill us for any other services in 2023 or 2022.
Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
The policy of the Audit Committee is to require pre-approval of all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the fiscal year. The Audit Committee regularly considers all non-audit fees when reviewing the independence of our independent registered public accounting firm.
Recommendation of the Board of Directors
Your Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics, referred to as our Code of Ethics, that applies to all of our employees, executive officers and directors and meets the requirements of the rules of the SEC and the NASDAQ Marketplace Rules. The Code of Ethics is available on our website, www.cumulusmedia.com, and can be obtained without charge by written request to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342. If we make any substantive amendments to this Code of Ethics, or if our Board of Directors grants any waiver, including any implicit waiver, from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a Current Report on Form 8-K.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
In accordance with the rules of the SEC, if you wish to submit a proposal to be brought before the 2025 annual meeting of stockholders, we must receive your proposal by not later than November 29, 2024, in order for it to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it as more fully described in our Bylaws. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.
In addition, in accordance with our Bylaws, for any director nominations or proposal to be submitted by a stockholder for a vote at the 2025 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such director nominations or proposal not earlier than January 2, 2025 but not later than February 1, 2025. The proxy to be solicited on behalf of our Board of Directors for the 2025 annual meeting of stockholders may confer discretionary authority to vote on any such proposal received after that date.
COMPLIANCE WITH UNIVERSAL PROXY RULES FOR DIRECTOR NOMINATIONS
In addition to satisfying the requirements under our Bylaws, if a stockholder intends to comply with the universal proxy rules (once effective) and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2025 annual meeting of stockholders, no later than March 3, 2025). If the date of the 2025 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders and the 10th calendar day following the date on which public announcement of the date of the 2025 annual meeting of stockholders is first made.
ANNUAL REPORT
A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as required to be filed with the SEC, has been provided concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. Stockholders may also obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, without charge upon written request to: Corporate Secretary, Cumulus Media Inc., 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342. The proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.cumulusmedia.com.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CUMULUS MEDIA

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 1, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online general meeting, you will need your 12 digit control number to vote electronically at the general meeting. To attend:
https://cstproxy.com/cumulusmedia/2024

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

FOR all nominees listed to the left (except as marked to the contrary below)	**WITHHOLD AUTHORITY** to vote for all nominees listed to the left
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2024.

Signature__________________________________ Signature, if held jointly_________________________________ Date__________, 2024.Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee,guardian, or corporate officer, please give title as such.Please markyour voteslike this XCONTROL NUMBERPROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED, “FOR”PROPOSAL 2 AND “FOR” PROPOSAL 3.1. Election of Directors:(1) Mary G. Berner(2) Matthew C. Blank(3) Thomas H. Castro(4) Deborah A. Farrington(5) Joan Hogan Gillman(6) Andrew W. Hobson(7) Brian G. KushnerFOR allnomineeslisted to theleft (except asmarked to thecontrary below)WITHHOLDAUTHORITYto vote for allnomineeslisted to the left(Instruction: To withhold authority to vote for any individualnominee, strike a line through that nominee’s name in thelist above) FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 3. Proposal to ratify the appointment ofPricewaterhouseCoopers LLP as theCompany’s independent registeredpublic accounting firm for 2024.PLEASE DO NOT RETURN THE PROXY CARDIF YOU ARE VOTING ELECTRONICALLY.INTERNET –www.cstproxyvote.comUse the Internet to vote your proxy. Have yourproxy card available when you access the abovewebsite. Follow the prompts to vote your shares.PHONE – 1 (866) 894-0536Use a touch-tone telephone to vote your proxy.Have your proxy card available when you call.Follow the voting instructions to vote yourshares.Vote at the Meeting –If you plan to attend the virtual online generalmeeting, you will need your 12 digit control numberto vote electronically at the general meeting.To attend:https://cstproxy.com/cumulusmedia/2024MAIL – Mark, sign and date your proxy card andreturn it in the postage-paid envelope provided.Your phone or Internet vote authorizes thenamed proxies to vote your shares in thesame manner as if you marked, signed andreturned your proxy card. Votes submittedelectronically over the Internet or by telephonemust be received by 11:59 p.m., Eastern Time,on May 1, 2024.YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailVote by Internet - QUICK    EASY2. Proposal to approve, on an advisorybasis, the compensation paid to theCompany’s named executive officers.FOR AGAINST ABSTAINFOR AGAINST ABSTAIN

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED CUMULUS MEDIA INCPROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned appoints Mary G. Berner, Francisco J. Lopez-Balboa and Richard S.Denning, or any of them as proxies, each with the power to appoint their substitute, and authorizeseach of them to represent and to vote, as designated on the reverse hereof, the shares held ofrecord by the undersigned at the close of business on March 15, 2024 at the Annual Meetingof Stockholders of Cumulus Media Inc., to be held on May 2, 2024, or at any postponement oradjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARYINDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVENNOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3,AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREINON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THISPROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.The 2024 Annual Meeting of Stockholders of Cumulus Media Inc will beheld on May 2, 2024 at 12:00pm ET, virtually via the Internet at:https://www.cstproxy.com/cumulusmedia/2024.Important Notice Regarding the Internet Availability of Proxy Materialsfor the Annual Meeting of StockholdersTo view the 2024 Proxy Statement, 2023 Annual Report and toattend the Annual Meeting, please go to:https://www.cstproxy.com/cumulusmedia/2024.(Continued, and to be marked, dated and signed, on the other side)